The McClatchy Company*** Reconciliation of GAAP Amounts*** PRO FORMA Operating Income from Continuing Operations
Quarter ended March 26, 2006 (in thousands):
	13 Weeks As Originally Reported	Acquisition/ Divestiture	13 Weeks Pro Form
Advertising Revenues	$ 237,089	$ 266,684	$ 503,773
Circulation Revenues	39,548	35,037	74,585
Other Revenues	5,367	12,570	17,937
Total Revenues	282,004	314,291	596,295
Cash Expenses	218,364	252,751	471,115
Operating Cash Flow	63,640	61,540	125,180
Depreciation and Amortization	16,017	21,190	37,207
Operating Income	$ 47,623	$ 40,350	$ 87,973
Quarter ended September 24, 2006 (in thousands):
	13 Weeks As Originally Reported	Acquisition/ Divestiture	13 Weeks Pro Form
Advertising Revenues	$ 575,903	($ 69,129)	$ 506,774
Circulation Revenues	86,001	(15,364)	70,637
Other Revenues	19,024	(1,307)	17,717
Total Revenues	680,928	(85,800)	595,128
Cash Expenses	513,194	(68,411)	444,783
Operating Cash Flow	167,734	(17,389)	150,345
Depreciation and Amortization	40,412	(3,750)	36,662
Operating Income	$ 127,322	($ 13,639)	$ 113,683
Quarter ended June 25, 2006 (in thousands):
	13 Weeks As Originally Reported	Acquisition/ Divestiture	13 Weeks Pro Form
Advertising Revenues	$ 258,900	$ 282,468	$ 541,368
Circulation Revenues	39,255	33,832	73,087
Other Revenues	6,079	11,899	17,978
Total Revenues	304,234	328,199	632,433
Cash Expenses	216,328	267,002	483,330
Operating Cash Flow	87,906	61,197	149,103
Depreciation and Amortization	13,639	23,164	36,803
Operating Income	$ 74,267	$ 38,033	$ 112,300

The McClatchy Company Reconciliation of GAAP Amounts PRO FORMA Operating Income from Continuing Operations
Eight months ended March 4, 2007 (in thousands):
	Former McClatchy	Acquisition/ Divestiture Knight Ridder Newspapers	Sub-Total	Divestiture of Star Tribune	Total
Operating Cash Flow	$ 179,224	$ 268,738	$ 447,962	($41,766)	$406,196
Depreciation and Amortization	(35,438)	(77,115)	(112,553)	10,321	(102,232)
Operating Income	$ 143,786	$ 191,623	$ 335,409	($31,445)	$303,964)
Eight months ended February 26, 2006 (in thousands):
	Former McClatchy	Acquisition/ Divestiture Knight Ridder Newspapers	Sub-Total	Divestiture of Star Tribune	Total
Operating Cash Flow	$ 214,240	$ 258,351	$ 472,591	($64,964)	$407,627
Depreciation and Amortization	(44,111)	(71,259)	(115,370)	17,540	(97,830)
Operating Income	$ 170,129	$ 187,092	$ 357,221	($47,424)	$309,797)